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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (this "Agreement"), is made and entered into as of the 1st day of January, 2000 (the "Effective Date"), by and between Commercial Guaranty Assurance, Ltd., a Bermuda corporation (referred to herein as the "Employer"), and Michael Miran (the "Employee").

                                    RECITALS

         A. The Employer desires to employ the Employee for a specified term;
and

         B. The Employee is willing to be employed by the Employer upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

                                   AGREEMENTS

                  I. POSITION AND DUTIES. The Employer hereby employs the Employee as the President and Chief Underwriting Officer of the Employer and as the General Counsel of CGA Group, Ltd. or in such other capacity as shall be mutually agreed between the Employee and the Employer. During the period of the Employee's employment hereunder, the Employee shall devote the Employee's best efforts and full business time, energy, skills and attention to the business and affairs of the Employer; provided, however, that the Employee shall perform on behalf of the Employer and the Employer's parent corporation, CGA Group, Ltd. in the United States of America only such duties that are of a ministerial nature and the performance of which are in compliance with the Operating Guidelines of CGA Group, Ltd. and Subsidiaries (as amended and in effect from time to time, the "Operating Guidelines"). The Employee's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with business organizations similar in nature and size to the Employer, as such duties and authority are, subject to the immediately preceding sentence, reasonably defined, modified and delegated from time to time by the Board of Directors of the Employer (the "Board") or that person to whom the Board has delegated such authority. The Employee shall have the powers necessary to perform the duties assigned to him, and shall be provided such supporting services, staff, secretarial and other assistance, office space and accoutrements as shall be reasonably necessary and appropriate in light of such assigned duties.
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                  II. COMPENSATION. As compensation for the services to be
provided by the Employee, the Employee shall receive the following compensation and other benefits:

                                    A. BASE SALARY. The Executive shall receive
         an aggregate annual minimum base salary ("Base Salary") at the rate of Two Hundred Forty Thousand U.S. Dollars ($240,000) payable in installments in accordance with the regular payroll practices of the Employer. Such Base Salary shall be subject to review annually, commencing on the first anniversary of the Effective Date and shall be maintained or increased during the term hereof in accordance with the Employer's established compensation policies.

                                    B. BONUSES. The Employee may receive a
         discretionary annual cash bonus ("Annual Bonus"), payable within thirty
         (30) days after the end of each calendar year during which this Agreement is in effect, commencing with calendar year 2000, which shall be based upon an annual incentive plan approved by the compensation committee of the board of directors of CGA Group, Ltd.

                                    C. CLUB MEMBERSHIP. The Employee shall be
         reimbursed for membership dues at a local country club of his choice, in an amount to be mutually agreed upon between the Employee and the Employer.

                                    D. REIMBURSEMENT OF EXPENSES. In accordance
         with the expense reimbursement policies of the Employer, as promulgated and in effect from time to time, the Employee shall be reimbursed, upon submission of appropriate vouchers and supporting documentation, for all travel, entertainment and other out-of-pocket expenses reasonably and necessarily incurred by the Employee in the performance of his duties hereunder.

                                    E. MOVING AND INTERIM LIVING EXPENSES. The
         Employer shall pay all reasonable expenses related to the relocation to Bermuda from Scarsdale, New York of the Employee and his family, including packing and shipping the Employee's entire household and all furniture, belongings and effects. The Employer shall also, upon termination of the Employee's employment hereunder, pay all expenses related to the relocation of the Employee and the Employee's family to the U.S. location of Employee's choice, including packing and shipping Employee's effects, furniture and personal belongings.

                                    F. HOUSING ALLOWANCE. The Employer shall pay
         the Employee a housing allowance each month during the term

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         of Employee's employment hereunder, in an amount equal to the
         Employee's actual monthly housing rental expense not to exceed the Maximum Monthly Allowance (as hereinafter defined), plus electric utility costs. As used herein, the term "Maximum Monthly Allowance" shall mean the greater of (i) Ten Thousand U.S. Dollars (U.S. $10,000) plus 50% (fifty percent) of the Employee's actual monthly housing rental expense over U.S. $10,000 up to U.S. $16,000, and (ii) the actual amount of rent paid by the Employee for the premises known as "Coolshanah", 20 Point Shares Road, Pembroke HM05; provided, however that the Maximum Monthly Allowance payable by the Employer shall in no event exceed Thirteen Thousand U.S. Dollars (U.S. $13,000).

                                    G. SCHOOLING EXPENSES. The Employer shall
         pay the private Bermuda secondary school tuition and fees for the Employee's children, if and to the extent any of the Employee's children relocate to Bermuda, in an amount not to exceed ten thousand U.S. Dollars (U.S. $10,000) per child per academic year, during the term of Employee's employment.

                                    H. OTHER BENEFITS. The Employee shall be
         entitled to all benefits specifically established for him by the Board or a committee thereof and, when and to the extent he is eligible therefor, to participate in all plans and benefits generally accorded to employees of the Employer, subject to all of the terms thereof, including, but not limited to, as applicable, pension, profit-sharing, supplemental retirement, stock option, severance, incentive compensation, bonus, disability income, split-dollar life insurance, group life, medical and hospitalization insurance, and similar or comparable plans, and also to perquisites extended to similarly situated senior employees. Additionally, the Employer shall obtain for the benefit of the Employee's estate a term life insurance policy with a value of two times the Employee's base salary as presented in Subsection IIA.

                                    I. VACATIONS; VISITATION RIGHTS. The
         Employee shall be entitled to an annual vacation in accordance with the operative vacation policy of the Employer in effect from time to time, which vacation shall be taken at a time or times mutually agreeable to the Employee and the Employer. In addition, (i) during the period commencing on the date hereof through and including July 31, 2000, the Company shall reimburse the Employee for round-trip coach airfare for up to four trips to the U.S. and back to Bermuda (or vice versa) taken by any of the Employee, his spouse or his children, in any calendar month (i.e., a total of up to four round trips in any calendar month), and (ii) thereafter, during the term of the Employee's employment, the Company

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         shall reimburse the Employee for round-trip coach airfare for up to two trips (one such trip in calendar year 2000) to the U.S. and back to Bermuda (or vice versa) in any calendar year by the Employee, his spouse and his children, in each case to the extent incurred by the Employee.

                                    J. FULL BENEFIT OF ALLOWANCES. If any of the
         compensation and benefits provided in Subsections E through G, the last sentence of Subsection I, and/or Subsections L, M, and N shall be deemed taxable to the Employee in the U.S., the Employer shall pay to the Employee that additional amount necessary to "gross-up" the payment in question and fully subsidize any U.S. tax consequences to the Employee.

                                    K. WITHHOLDING. The Employer shall be
         entitled to withhold, from amounts payable to the Employee hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

                                    L. IMMIGRATION AND WORK PERMITS. The
         Employer shall be responsible for and will pay all expenses related to obtaining all ordinary and necessary immigration and work permit approvals on Employee's behalf with respect to his employment in Bermuda. The Employee shall cooperate with the Employer in obtaining such approvals.

                                    M. TAX ASSISTANCE. The Employer shall
         provide the Employee with reasonable expatriates tax assistance, provided by the independent accountants and tax counsel regularly engaged by the Employer.

                                    N. AUTOMOBILE EXPENSE. The Employee shall
         receive from Employer a monthly auto expense assistance in the amount of $750.


                  III. TERM AND TERMINATION

                          A. BASIC TERM. The Employee's employment under this
Agreement shall be for a term of one (1) year commencing as of the Effective Date and shall automatically extend for one (1) additional year commencing on the first anniversary of the Effective Date and on each anniversary thereafter, unless terminated by either party effective as of the last day of the then current Agreement term by written notice to the effect delivered to the other not less than one hundred twenty (120) days prior to the anniversary of such Effective Date.

                          B. VOLUNTARY TERMINATION BY EMPLOYEE. The Employee may
voluntarily terminate this Agreement, at any time, by written

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notice to that effect delivered to the Employer not less than thirty (30) days prior to the effective date of Employee's voluntary termination. Upon Employee's voluntary termination, Employee shall have no obligations to the Employer other than as provided for in Sections IV and V hereof, together with an obligation to provide Employee's reasonable transitional assistance to the Employer for a period of not more than thirty (30) days in connection with matters for which the Employee was responsible during the term of this Agreement and which were not concluded prior to Employee's voluntary termination. Upon Employee's voluntary termination, no Annual Bonus for the year in which such termination occurs shall be payable to the Employee and no further payments of any kind shall be due hereunder, except for compensation and benefits accrued as of the date of such termination, and except that the Employer shall pay all expenses related to the relocation of Employee and Employee's family to the U.S. location of Employee's choice, including packing and shipping Employee's household effects, furniture and personal belongings.

                           C. PREMATURE TERMINATION WITHOUT CAUSE AND
CONSTRUCTIVE TERMINATION.

                                    1. In the event of the termination of the
         Employee's employment under this Agreement prior to the last day of the then current term, either (A) by the Employer for any reason other than a termination in accordance with the provisions of Subsection IIID, IIIE or IIIF or (B) by the Employee by written notice to the Employer given within thirty (30) days of Constructive Discharge (as hereinafter defined) effective as of thirty (30) days after such notice, then the Employer shall: (A) pay the Employee the greater of (x) the Base Salary the Employee would have received had he remained employed through the end of the then current term of the Agreement and (y) six (6) months of Base Salary; (B) continue to provide coverage for the Employee under the medical benefit program maintained by the Employer through the remainder of the term of the Agreement (if permitted to do so under such program), and (C) pay all expenses related to the relocation of Employee and Employee's family to the U.S. location of Employee's choice, including packing and shipping Employee's household effects, furniture and personal belongings. The benefits provided in (i) Subsections IIG, IIJ, IIM and IIN shall continue for 3 months or, if any of Employee's children are attending school in Bermuda at the time of such termination, the end of the academic school year, whichever is longer; and the benefits provided for in Subsection IIF shall continue for the longer of the period specified in clause (i) of this sentence or the expiration of the then current lease term for the premises in Bermuda in which the Employee is then

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         residing, not to exceed one year; provided, however, that such continuation shall not include any expenses for temporary housing or accommodation in the U.S. The benefits described in Subsections IIC and II-I shall not continue following termination under this Subsection IIIC.

                                    2. Payments to the Employee under this
         Subsection 3C will be made in accordance with the regular payroll practices of the Employer during the remaining term of this Agreement or, at the election of the Employer, such payments may be made in a lump sum.

                                    3. For purposes of this Agreement, the
         Employee shall be deemed "Constructively Discharged" if the Employer changes the primary employment location of the Employee to a place other than Bermuda without the express written consent of the Employee.

                           D. TERMINATION FOR CAUSE. Notwithstanding any other
provision of this Agreement, in the event of the termination of the Employee's employment under this Agreement for cause, no Annual Bonus for the year in which such termination occurs shall be payable to the Employee and no further payments shall be due hereunder except for compensation or benefits accrued as of the date of such termination, and except that Employer shall pay all expenses related to the relocation of Employee and Employee's family to the U.S. location of Employee's choice, including packing and shipping Employee's household effects, furniture and personal belongings. For purposes of this Agreement, "cause" shall mean: (i) a material violation by the Employer, in which the Employee materially and directly participated, of any law or regulation respecting the business of the Employer or any affiliate, other than a material violation which is a direct result of the operation of the Employer and/or its affiliates in accordance with the Operating Guidelines; (ii) the Employee being found guilty by a court of competent jurisdiction or a plea of guilty or nolo contendre to a charge of (A) any felony or (B) an act of dishonesty in connection with the performance of his duties for the Employer; or (iii) the willful or negligent failure of the Employee to perform his duties hereunder in any material respect.

                           E. TERMINATION UPON DEATH. If the Employee dies
during the term of this Agreement, payment of any accrued compensation due to the Employee at the time of death including the bonus payable with respect to the prior calendar year if death occurs prior to payment of such bonus, shall be made to such beneficiary as the Employee may designate in writing, or failing such designation, to the executor, administrator or other representative of his estate; provided, however, that the Employee's Annual Bonus payable with respect to the calendar year

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in which such termination occurs (with such Annual Bonus calculated based on the bonus(es) payable to the Employee with respect to the immediately preceding year) shall be payable on a pro rata basis to the date of the Employee's death. Such payments shall be in addition to any other death benefits of the Employer for the benefit of the Employee and in full settlement and satisfaction of all payments provided for in this Agreement, except for (i) the benefits provided for in Subsections IIG, IIJ, IIM and IIN, which shall continue for 3 months following the Employee's death or, if any of Employee's children are attending school in Bermuda at the time of such termination, the end of the academic school year, whichever is longer; and (ii) the benefits provided for in Subsection IIF shall continue for the longer of the period specified in clause
(i) of this sentence or the expiration of the then current lease term for the premises in Bermuda in which the Employee's family is then residing, not to exceed one year; provided, however, that such continuation shall not include any expenses for temporary housing or accommodation in the U.S. In addition, Employer shall pay all expenses related to the relocation of Employee's family to the single U.S. location of their choice, including packing and shipping their household effects, furniture and personal belongings.

                           F. TERMINATION UPON DISABILITY. The Employer may
terminate the Employee's employment after the Employee is determined to be disabled under the then current Employer program if such a program exists at the time the Employee is disabled. If no such program exists, the Employee will be considered disabled if the Employee suffers an illness or injury of a potentially permanent nature which results in the Employee's inability to substantially perform his duties hereunder as determined by the board of directors of CGA Group, Ltd. for a period of either six (6) consecutive months, or one hundred and twenty (120) business days within a consecutive twelve (12) month period. If the Employer terminates the Employee after it is determined that the Employee is disabled, the Employer shall pay the Employee the compensation accrued through the date of the Employee's termination of employment including the bonus payable with respect to the prior calendar year if the termination occurs prior to payment of such bonus; provided, however, that the Employee's Annual Bonus payable with respect to the calendar year in which such termination occurs (with such Annual Bonus calculated based on the bonus(es) payable to Employee with respect to the immediately preceding year) shall be payable on a pro rata basis to the date of the Employee's termination. In the event of a dispute regarding the Employee's disability, each party shall choose a physician who together will choose a third physician to make a final determination. The Employee shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the establishment of the Employee's disability.

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Notwithstanding anything contained in this Agreement to the contrary, until the date specified in a notice of termination relating to the Employee's disability, the Employee shall be entitled to return to his position with the Employer as set forth in this Agreement, in which event no disability of the Employee will be deemed to have occurred. In the event of a termination of the Employee under this paragraph Employer shall pay all expenses related to the relocation of Employee and Employee's family to the U.S. location of Employee's choice, including packing and shipping Employee's household effects, furniture and personal belongings.

                  IV. CONFIDENTIALITY AND LOYALTY. The Employee acknowledges that during the course of the Employee's employment, the Employee will produce and have access to material, records, data, trade secrets and information not generally available to the public regarding the Employer and its subsidiaries and affiliates (collectively, "Confidential Information"). Accordingly, during and subsequent to termination of this Agreement, the Employee shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by a law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the Employee's performance of the employee's duties hereunder. All records, files, documents and other materials or copies thereof relating to the Employer's business which the Employee shall prepare or use shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent other than in the ordinary course of business, and shall be promptly returned to the Employer upon termination of the Employee's employment hereunder. The Employee agrees to abide by the Employer's reasonable policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Employer.

                  V. NON-SOLICITATION AND NON-COMPETITION COVENANTS.

                           A. RESTRICTIVE COVENANT. The Employee and the
Employer have jointly reviewed the operations of the Employer and have agreed that the covenants contained in this Section V are an essential ingredient of this Agreement and are made in consideration for the payment of the amounts described in Sections II and III hereof. The Employee hereby agrees that, except with the express prior written consent of the Employer, for a period of one (1) year after the termination of the Employee's employment with the Employer, with respect to clause (i) below, for any reason and, with respect to clause (ii) below, for any reason other than a termination pursuant to Subsection

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IIIC (the "Restrictive Period"), the Employee (i) will not (a) solicit employees of the Employer or of any subsidiary or affiliate of the Employer or (b) solicit clients or customers of the Employer or of any subsidiary or affiliate of the Employer in respect of any transaction, matter or business that directly or indirectly competes with any of the businesses then conducted by the Employer or any of its subsidiaries or affiliates, and (ii) will not directly or indirectly compete with the business of the Employer, by directly or indirectly being a shareholder or partner of or serving as an employee, officer or director of or consultant to, or in any other capacity with, any person, firm, partnership, corporation, subsidiary, division, joint venture, trust or other entity, or any division, subsidiary or separate enterprise of any such entity, which (x) was created during the term of Employee's employment with the Employer or is expected to be created within a period of one (1) year after the Employee's termination of employment with the Employer, and (y) which owns or operates a business which is either: (A) an insurer or reinsurer of asset backed securities, mortgage backed securities or commercial mortgage backed securities; or (B) an investment company that is directly or indirectly owned by, affiliated with, attached to or otherwise related to an insurer or reinsurer of asset backed securities, mortgage backed securities or commercial mortgage backed securities; or (C) an investment advisory firm that is directly or indirectly owned by, affiliated with, attached to or otherwise related to an insurer or reinsurer of asset backed securities, mortgage backed securities or commercial mortgage backed securities (the "Restrictive Covenant"). If the Employee violates the Restrictive Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified in this Subsection VA. computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Employee. The Restrictive Covenant shall not prohibit the Employee from owning directly or indirectly capital stock or similar securities which are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System which do not represent more than five percent (5%) of the outstanding capital stock of any business similar to that of the Employer's.

                           B. REMEDIES FOR BREACH OF RESTRICTIVE COVENANT. The
Employee acknowledges that the restrictions contained in Sections IV and V of this Agreement are reasonable and necessary for the protection of the legitimate business interests of the Employer, that any violation of these restrictions would cause substantial injury to the Employer and such interests, that the Employer

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would not have entered into this Agreement with the Employee without receiving the additional consideration offered by the Employee in binding himself to these restrictions and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation of these restrictions, the Employer shall be relieved of all further obligations under this Agreement and shall be entitled to any rights, remedies or damages available to the Employer under this Agreement or otherwise at law or in equity. In addition, in the event of any violation or threatened violation of these restrictions, the Employer shall be entitled to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Employee and any and all persons directly or indirectly acting for the Employee, as the case may be.

                  VI. INTEREST IN ASSETS. Neither the Employee nor the Employee's estate shall acquire hereunder any rights in funds or assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Employee or the Employee's estate have any power to transfer, assign, anticipate, hypothecate or otherwise encumber in advance any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise of the Employee.

                  VII. GENERAL PROVISIONS.

                           A. SUCCESSORS; ASSIGNMENT. Neither party hereto may
assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that
(i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Employer upon any sale of all or substantially all of the Employer's assets, or upon any merger, consolidation or reorganization of the Employer with or into any other corporation, all as though such successors and assigns of the Employer and their respective successors and assigns were the Employer; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Employee to the extent of any payments due to them hereunder. As used in this Agreement, the term "Employer" shall be deemed to refer to any such successor or assign of the Employer referred to in the preceding sentence.

                           B. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement
constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided

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herein, this Agreement may not be amended or modified except by written agreement signed by the Employee and the Employer.

                           C. ENFORCEMENT AND GOVERNING LAW. The provisions of
this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of New York, without reference to the law regarding conflicts of law.

                           D. ARBITRATION. The provisions of Subsection VB shall
supersede the provisions of this Subsection VIID in the event of a simultaneous dispute between the Employer and the Employee so as to afford the Employer with the remedy of injunctive relief, without the necessity for arbitration. Any dispute or controversy arising under or in connection with this Agreement or the Employee's employment by the Employer shall be settled exclusively by arbitration, conducted by a single arbitrator sitting in New York City, New York, in accordance with the rules of the American Arbitration Association (the "AAA") then in effect. The arbitrator shall be selected by mutual agreement between the Employer and the Employee. However, in the event that the parties are unable to agree on an arbitrator within a period of one week, the arbitrator shall be selected by the parties from a list of eleven (11) arbitrators provided by the AAA, provided that no arbitrator shall be related to or affiliated with either of the parties. If the parties mutually agree on an arbitrator within ten
(10) days after the list of the proposed arbitrators is received by the parties, then no later than twenty (20) days after such list is received by the parties, the parties, or their respective representatives, shall meet at a mutually convenient location in New York City, New York, or telephonically. At that meeting, the party who sought arbitration shall eliminate one (1) proposed arbitrator and then the other party shall eliminate one (1) proposed arbitrator. The parties shall continue to eliminate names from the list of proposed arbitrators in this manner until each part has eliminated five (5) proposed arbitrators. The remaining arbitrator shall arbitrate the dispute. Each party shall submit, in writing, the specific requested action or decision it wishes to take, or make, with respect to the matter in dispute, and the arbitrator shall be obligated to choose one (1) party's specific requested action or decision, without being permitted to effectuate any compromise position. The party whose requested action or decision is not selected by the arbitrator shall bear the cost of all counsel, experts or other representatives who are retained by both parties, together with all costs of the arbitration proceeding, including, without limitation, the fees,

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costs and expenses imposed or incurred by the arbitrator. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Employee shall be entitled to seek specific performance of the Employee's right to be paid through the date of termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                           E. WAIVER. No waiver be either party at any time of
any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

                           F. NOTICES. Notices pursuant to this Agreement shall
be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Employer, addressed to the principal headquarters of CGA Group, Ltd., attention: President; or, if to the Employee, to the address set forth below the Employee's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Commercial Guaranty
Assurance, Ltd.                             Michael Miran



By: /s/ Richard A. Price                    /s/ Michael Miran
   -----------------------                  ---------------------
   Richard A. Price                         "Coolshanah"
   President, CGA Group, Ltd.               20 Point Shares Road
                                            Pembroke HM05 Bermuda

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